THIS NOTE, THE SHARES OF COMMON STOCK, PAR VALUE $0.02 PER SHARE, OF HADRON, INC. INTO WHICH THIS NOTE IS CONVERTIBLE AND THE WARRANT WHICH MAY BE ISSUED PURSUANT TO THE TERMS OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR A VALID EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS



                           FORM OF
                   CONVERTIBLE PROMISSORY NOTE




$24,000.00                    ALEXANDRIA, VIRGINIA          June 20, 1997

     FOR VALUE RECEIVED, HADRON, INC, a New York corporation ("Hadron") hereby promises to pay to the order ___________________ ("Payee"), at 1163 Old Gate Court, McLean, Virginia 22102, or at such other place as may be designated by Payee, the principal sum of TWENTY FOUR THOUSAND DOLLARS ($24,000.00), together with interest from the date hereof until maturity at the rate of ten percent (10%) per annum, compounded quarterly.



1. Interest on the unpaid principal balance of this note shall be due and payable quarterly as it accrues, the first such payment of accrued interest being due and payable on or before September 20, 1997, and successive payments of accrued interest being due and payable on or before the 20th day of each succeeding December, March, June and September thereafter until the entire principal balance of this note, together with all accrued but unpaid interest thereon, shall be paid in full. The principal balance of this note, together with all accrued but unpaid interest thereon, shall be due and payable on June 20, 1999 (the "Maturity Date").

2. (a) At any time prior to the payment in full of all amounts, principal and interest, due under this note, whether before or after the date such amounts are due hereunder, the outstanding principal amount of this note may, at the option of Payee, be converted into fully paid and non-assessable, restricted shares ("Hadron Shares") of the common stock, par value $0.02 per share, of Hadron, Inc. ("Hadron Common Stock"). The number of Hadron Shares into which this note shall be convertible shall be determined by dividing the total principal then outstanding by the Conversion Price as hereinafter defined in accordance with this Section 2.

     (b) In the event Payee elects to convert this note to Hadron Shares, Payee shall deliver to Hadron written notice of Payee's election to convert this note into Hadron Shares in accordance with the terms hereof; and upon the delivery of such notice, and the surrender of this note to Hadron, Hadron shall promptly thereafter issue and deliver to Payee a certificate or certificates for the number of full Hadron Shares issuable upon the conversion of this note and cash as hereinafter provided in respect of any fraction of a Hadron Share issuable upon such conversion. Such conversion shall be deemed to have been effected as of the date Payee delivers notice of Payee's election to convert ("Conversion Date"); provided, however, that Payee shall not deliver notice of Payee's election to convert this note within ten (10) trading days prior to a date on which Hadron is required to make any filing with the United States Securities and Exchange Commission. As of the Conversion Date, the rights of Payee as holder of this note shall cease with respect to this note and the person in whose name any certificate for Hadron Shares is issued shall be deemed to have become the holder of record of the Hadron Shares represented thereby. Any and all notices to be given by Payee hereunder shall be in writing and delivered by hand or mailed, postage prepaid, by certified or registered U.S. mail, return receipt requested, to Hadron at 4900 Seminary Road, Suite 800, Alexandria, Virginia 22311, and shall be deemed given upon receipt.

     (c) Hadron shall not be required to issue fractions of Hadron Shares upon conversion of this note. If any fractional interest in a Hadron Share shall be deliverable upon the conversion of this note, Hadron shall make a cash payment therefor on the basis of the Conversion Price.

     (d) The price at which the outstanding principal amount of this note together with all accrued but unpaid interest thereon may be converted into Hadron Shares on a per share basis (the
"Conversion Price") shall be $0.60 per share.

3. Hadron may at any time prepay this note, in full or in part, and all payments hereunder, whether designated as payments of principal or interest, shall be applied first to the payment of accrued interest and the balance to principal. Interest shall immediately cease on any principal amount so prepaid.

4. Upon payment of principal under this note, Payee shall be entitled to receive and Hadron shall execute, issue and deliver to Payee promptly after such payment a warrant ("Warrant"), which shall be in proper form for issuance and transfer, registered in the name of Payee, and issued in respect to the number of Hadron Shares determined as hereinafter provided. Such Warrant:

     (a) shall be exercisable:

          i) through June 20, 2001, if the payment of principal giving rise thereto is paid either prior to or on the Maturity Date, or

          ii) through the end of the last day in the period which begins on June 21, 2001 and which extends the same number of days which pass from the Maturity Date through the day on which the principal giving rise thereto is paid;

     (b) shall entitle Payee to purchase, in accordance with the terms thereof, that number of Hadron Shares equal to the quotient of the principal paid giving rise to the warrant divided by the Conversion Price;

     (c) may be exercised in full or in part during its term at the price per Hadron Share equal to the Conversion Price; and

     (d) shall otherwise be in form and substance satisfactory to Hadron and Payee.

5. Payee agrees and acknowledges that the Hadron Shares issuable upon conversion of this note, the Warrant and the Hadron Shares issuable upon exercise of the Warrant are and shall be restricted securities. Except for transfers, sales or other dispositions pursuant to an effective registration statement under the Securities Act of 1933 and any applicable state securities laws (the "Acts"), such securities may not be transferred, sold or otherwise disposed of by Payee or any other holder hereof or thereof unless prior to transferring, selling or otherwise disposing of any of such securities, Payee or such holder delivers to Hadron prior to the disposition an opinion of counsel, reasonably acceptable to Hadron, to the effect that registration is not required under the Acts. If, in the opinion of such counsel, such transfer, sale or other disposition may be effected without such registration, the securities may thereafter be transferred, sold or otherwise disposed of, and Hadron shall do all things necessary to facilitate such transfer, sale or other disposition, including the prompt transfer of such securities on the books of Hadron and the issuance of certificates representing such securities, free of any restrictive legends or stop transfer instructions unless otherwise required by such opinion, all in accordance with such notice and opinion.

6. It is expressly agreed that time is of the essence of this note, and if default shall be made in the payment of principal or interest hereunder, as the same shall become due and payable; or should Hadron institute proceedings to be adjudicated a bankrupt or insolvent, or consent to the institution of any such proceedings against it or fail to cause the dismissal or stay of any such proceedings within thirty (30) days after commencement, or consent to any filing of any petition or the appointment of a receiver of Hadron's property; or should Payee conclude that the prospect of payment of this note is impaired for any reason; then in any such event, Payee may, at his option, declare the entire principal of this note together with all accrued but unpaid interest thereon immediately due and payable whereupon this note shall become due and payable in full, both as to principal and interest, and failure to exercise said option shall not constitute a waiver on the part of Payee of the right to exercise said option at any other time.

7. All past due principal and interest on this note shall bear interest from the due date thereof until paid at the lesser of:

     (a) fifteen percent (15%) per annum, or
     (b) the highest rate permitted by law.

8. If this note is not paid at maturity, however such maturity is brought about, and the same is placed in the hands of an attorney for collection, or suit is brought on same, or the same is collected through probate, bankruptcy or other judicial proceedings, then Hadron agrees and promises to pay all expenses incurred by Payee, including, without limitation, court costs and attorneys' fees.

9. Hadron, and any and all co-makers, guarantors, sureties and endorsers of this note, expressly and severally waive all notices, demands for payment, presentation for payment, protests and notices of intention to accelerate with regard to each, every and all installments or other payments hereof and hereunder.

10. Hadron (a) acknowledges and agrees at all times to reserve and keep available from its authorized Hadron Common Stock, solely for issuance and delivery upon conversion of this note or exercise of the Warrant, a sufficient number of Hadron Shares to permit the full conversion of this note and the full exercise of the Warrant, and (b) agrees to take such corporate action and obtain all authorizations and approvals as may be necessary in order that Hadron may validly and legally issue to Payee upon conversion of this note, and upon the exercise of any and all Warrants, fully paid and non-assessable Hadron Shares at the prices determined in accordance with this note.

11. This Note shall be subordinate and junior in right of payment in all respects to amounts outstanding under the Line of Credit Agreement entered into between Hadron and Century National
Bank on or about June 25, 1997.

EXECUTED this 20th day of June 1997.

HADRON, INC., a New York corporation


By:   /S/ C.W. GILLULY
     _____________________
     C.W. Gilluly, Ed.D.
     Chairman and
     Chief Executive Officer